UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 19, 2008 (December 16, 2008)
LIZ CLAIBORNE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-10689	0013-2842791
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1441 Broadway, New York, NY	10018
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 354-4900
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 3.03. Material Modification to Rights of Security Holders.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 8.01 Other Items.
SIGNATURES
EXHIBIT INDEX
EX-3.1: BY-LAWS
EX-4.1: AMENDMENT TO THE RIGHTS AGREEMENT
EX-99.1: PRESS RELEASE

Item 1.01. Entry into a Material Definitive Agreement.
On December 16, 2008, the Board of Directors (the “Board”) of Liz Claiborne, Inc. (the “Company”) resolved to amend the Rights Agreement, dated December 4, 1998 (the “Rights Agreement”), between the Company and The Bank of New York Mellon (formerly known as The Bank of New York, successor to Equiserve, Inc. (formerly doing business as First Chicago Trust Company of New York)), as Rights Agent, to extend the date on which the Rights Agreement will expire from December 21, 2008 to December 21, 2009 (assuming there is no earlier redemption or triggering of the rights) (the “Amendment”). The terms of the Rights Agreement provide that the Board may amend the Rights Agreement in any respect without stockholder approval at any time before a triggering event. The Rights Agreement is otherwise unchanged.
The information furnished in Exhibit 99.1 shall not be deemed “filed” with the Securities Exchange Commission nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended. A copy of the Amendment is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment.
Item 3.03. Material Modification to Rights of Security Holders.
See Item 1.01 above, which is incorporated herein by reference.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On December 16, 2008, the Board of Directors (the “Board”) of Liz Claiborne, Inc. (the “Company”) approved amendments to the Company’s By-laws (the “By-laws”), which amendments took effect upon adoption by the Board. The amendments consisted of the following:
•	Amendment to Section 4 of Article II that clarifies that the only business that will be conducted at a special meeting of the stockholders is such business that has been brought before the meeting pursuant to the Company’s notice of meeting.

•	Amendment to Section 5 of Article II conferring on the chairman of a meeting of the stockholders the authority to adjourn such meeting (whether or not a quorum is present).

•	Amendment to Section 8 of Article II which confers authority to the Chief Executive Officer and the Chairman of the Board of Directors to preside over a meeting of the stockholders.

•	Amendment to Article II to add a new Section 10 thereof that establishes advance notice requirements that would be applicable to stockholders seeking to bring business before the Company’s annual meeting of the stockholders (other than to nominate persons for election to the Board of Directors). The requirements of Section 10 include, among other things, that any stockholder making such a proposal must provide to the Company (i) notice of such proposal not less than 90 days prior to the anniversary date of the Company’s immediately preceding annual meeting of the stockholders and (ii) specified information pursuant to such notice. The advance notice provisions in the new Section 10 do not affect the rights of stockholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.

•	Amendment to Article II to add a new Section 11 thereof that establishes specified disclosure requirements applicable to a nominating person and a director nominee which are similar to the disclosures required by the new Section 10 of Article II.

•	Amendment to Article II to add a new Section 13 thereof that authorizes (i) the Board of Directors or the chairman of a meeting of the stockholders to prescribe rules, regulations and procedures for the conduct of meetings of the stockholders and (ii) the chairman of a meeting of the stockholders to determine, in addition to making any other determinations that may be appropriate, whether a stockholder has complied with the requirements of Sections 10 and 11 of Article II.

•	Amendment to Article II to add a new Section 14 thereof that confirms the Company’s authority to postpone a meeting of the stockholders with notice of no less than 48 hours.

•	Amendment to Section 5 of Article III that clarifies by whom and by which means a special meeting of the Board of Directors may be called.

•	Amendment to Article III to add a new Section 10 that establishes procedures regarding director resignations.
In addition to the changes described above, the By-laws include technical changes to clarify or update certain provisions to be consistent with the Company’s certificate of incorporation or Delaware law.
The description of the amendments to the By-laws contained herein is qualified in its entirety by the full text of the By-laws, as amended, which are attached hereto as Exhibit 3.1 and incorporated by reference herein.
Item 8.01 Other Items.
On December 16, 2008, the Company announced that the Board voted to suspend the company’s quarterly cash dividend indefinitely. The Company paid the dividend scheduled for December 15, 2008 in the amount of $0.05625 per share to stockholders of record at the close of business on November 21, 2008. The press release announcing the suspension of the quarterly cash dividend is attached as Exhibit 99.1

Exhibit
Number	Description

4.1	Amendment to the Rights Agreement, dated as of December 19, 2008, between the Company and The Bank of New York, as Rights Agent.

3.1	By-laws, as amended to date.

99.1	Press Release dated December 16, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIZ CLAIBORNE, INC.
Date: December 19, 2008	By:	/s/ NICHOLAS RUBINO
		Name:	Nicholas Rubino
		Title:	Senior Vice President — Chief Legal Officer; General Counsel & Secretary

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Amendment to the Rights Agreement, dated December 19, 2008, between the Company and The Bank of New York Mellon (formerly known as The Bank of New York, successor to Equiserve, Inc. (formerly doing business as First Chicago Trust Company of New York)), as Rights Agent.

3.1	By-laws, as amended to date.

99.1	Press Release dated December 16, 2008